Yanchang Petroleum (Group) Co., Ltd.

Finished Oil Sales Contract

Contract No.:20081223

Supplier: Yanchang Petroleum (Group) Co., Ltd.
Purchaser: Xi’an Baorun Industrial Development Co., Ltd.

The Supplier and Purchaser base on mutual benefits and friendly negotiations, in regard to the purchase and sales of oil products of year 2009, reach agreements as below:

1.	Item, Amount, Price:

Item	Amount	Price (Yuan/ Ton)
Gasoline Diesel	100000 80000	Execute in accordance with the price of Yanchang Oil (Group) Co., Ltd.

2.	Technical Index:

Execution of Gasoline: GB17930-1999; Execution of Diesel: GB252-2000

3.	Shipping Location, Transportation and Relevant Expense:

(1)	Location: The refinery of Yanchang Oil (Group) Co., Ltd.

(2)	Transportation: Highway and railway transportations

4.	Payment:

Pay before shipping items; V.A.T. invoices will be rendered in the middle and at the end of the month.

5.	Other Covenants:

(1)
Both Parties shall supply and pick up the items in balance in accordance with the contract; half a month for balance. In the event the Supplier ceases the work of shop, is under examinations and repairs and other special reasons, and cannot supply in accordance with the contract, it shall notify the Purchaser three days prior to such events. The Purchaser shall render RMB10 per ton of the amount specified in the contract as the security deposit. In case the Purchaser does not meet the amount set forth in the contract for special reasons, it shall notify the Supplier three days in advance. In the event the Purchaser does not meet the amount specified in the contract without a special reason, the security deposit shall be set off as a penalty for the unfulfilled amount at PMB10 per ton.

(2)	Dispute:

In case any matter is not specified in the contract, both parties shall negotiate. In the event both parties cannot reach agreements, they may submit a lawsuit to the People’s Court at the execution location.

(3)	The contract consists of three copies; the Supplier holds two copies and the Purchaser holds one copy.

Supplier: Yanchang Petroleum (Group) Co., Ltd.
Legal Representative (Authorized Person): Gao Yihai (signature)
(with corporate seal)
Tel: 029-88301132
A/C Bank: Gaoxin Branch of China Construction Bank

Purchaser: Xi’an Baorun Industrial Development Co., Ltd.
Legal Representative (Authorized Person): Wu Xiaojun (signature)
(with corporate seal)
Tel: 029-82683629
A/C Bank: Dongjiao Branch of China Everbright Bank

Location of Execution: Sales Bureau of Yanchang Group
Effective Period: One Year